U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  January 13, 2011

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

0-6054
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	84-1430786 (IRS Employer Identification No.)

1312 N. Scottsdale Road
Scottsdale, Arizona  85257
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (480) 425-0397

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 13, 2011, Star Buffet, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (‘Nasdaq”).  In the letter, Nasdaq stated that the Market Value of Publicly Held Shares of the Company's common stock had been below the minimum market value $1 million for the last 30 consecutive business days and the Company therefore is not in compliance with the Market Value of Publicly Held Shares for Continued Listing set forth in Marketplace Rule 5810(b).  The notification of noncompliance has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Capital Market.

The Company has been provided 180 calendar days, or until July 12, 2011, to regain compliance with the minimum market value requirement.  To regain compliance, the Market Value of Publicly Held Shares of the Company's common stock must meet or exceed $1 million for at minimum of ten consecutive business days during the 180-day grace period.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Buffet, Inc.

Date: January 20, 2011	By:	/s/ Robert E. Wheaton
Robert E. Wheaton, Chief Executive Officer, President and Chairmane